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AIG Life Insurance Company                                        EXHIBIT (e)(1)
600 King Street, Wilmington, DE 19801
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                                   APPLICATION
                                       for
              GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

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
 1.   Owner:                            ____________________________________________________________

 2.   Address:                          ____________________________________________________________

                                        ____________________________________________________________

 3.   Telephone No. / Facsimile No:     _______ - _______ - ________  /  _______ - _______ - _______

 4.   Tax I.D. No.:                     ___________________________________________

 5.   Nature Of Business:               ____________________________________________________________

 6.   Proposed Effective Date:          ___________________  _____,  ________
                                               Month          Day       Year
 7.   Proposed Insureds'
      Eligibility And Classification:   ____________________________________________________________

 8.   Proposed Insureds:                Attached is a listing of Proposed Insureds, including the
                                        following information for each of them:
                                        [_] Social Security Number; [_] Date of Birth; [_] Gender;
                                        [_] Zip Code; either [_] the amount of Initial Premium, or
                                        [_] the Initial Face Amount of Insurance;
                                        [_] the Planned Premium; and [_] Riders, if any.

 9.   Death Benefit Qualification       [_] Guideline Premium/Corridor Test
      Method:                           [_] Cash Value Accumulation Test

10.   Life Insurance Proceeds Option:   [_]   Option I: The Face Amount includes the Account Value.
      (IRC Section 7702)                        The Life Insurance Proceeds for each Insured will be
                                                the higher of: the Face Amount; or, the Account Value
                                                as to the Insured multiplied by the Minimum Death
                                                Benefit factor for the Death Benefit Qualification
                                                Method selected above for the Attained Age at death.

                                        [_]   Option II: The Face Amount is in addition to the
                                              Account Value.
                                                The Life Insurance Proceeds for each Insured will be
                                                the higher of: the Face Amount plus the Account
                                                Value; or, the Account Value as to the Insured
                                                multiplied by the Minimum Death Benefit factor for
                                                the Death Benefit Qualification Method selected
                                                above for the Attained Age at death.

11.   Initial Face Amount Option:       [_] (a) The Initial Face Amount will be calculated by the
                                                Company based on the initial premium amount for
                                                each Insured, as specified by the Owner; or,

                                        [_] (b) The Initial Face Amount will be specified by the
                                                Owner and the initial premium amount will be
                                                calculated by the Company.
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                                                                     Side 1 of 2

14COLI400

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
12.   Riders (if any):                   ___________________________________________________________

                                         ___________________________________________________________

                                         ___________________________________________________________

13.   Premium Frequency:                 ______________________ [annual, unless otherwise specified]

14.   Beneficiary:                       ___________________________________________________________
      (Name, Address, Tax I.D. Number)
                                         ___________________________________________________________

                                         ___________________________________________________________

15.   Addenda and Schedules (if any):    ___________________________________________________________

                                         ___________________________________________________________

                                         ___________________________________________________________
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The undersigned Owner hereby makes application to AIG Life Insurance Company for the coverage described above. No coverage under the policy will take effect, unless and until, while each proposed insured is living, the application is approved, the full initial premium is paid and the policy is delivered and accepted by the Owner.

The undersigned Owner represents that it has an insurable interest in the lives of the proposed insureds and that it has complied with consent requirements under applicable law.

The undersigned Owner represents that the answers to the above questions and the statements made herein and in any addenda, schedules, and attachments hereto are true and correct to the best of his/her knowledge and belief, and agrees that this Application shall be attached to and made a part of the group policy to be issued by the Company.

Signed by the OWNER at _________________________ (City, State)

                       OWNER       Signature:   ________________________________

                                   Name:        ________________________________

                                   Title:       ________________________________

                                   Date:        ________________ _______, ______
                                                  Month            Day     Year

                       AGENT       Signature:   ________________________________

                                   Name:        ________________________________

                                   Title:       ________________________________

                                   Date:        ________________ _______, ______
                                                  Month            Day     Year

                                                                     Side 2 of 2

14COLI400